Prospectus, August 1, 2002

Evergreen
Balanced Funds

Evergreen Balanced Fund
Evergreen Foundation Fund
Evergreen Select Balanced Fund
Evergreen Tax Strategic Foundation Fund
Class A
Class B
Class C
Class I
The Securities and Exchange Commission has not determined that the information in this prospectus is accurate or complete, nor has it approved or disapproved these securities. Anyone who tells you otherwise is committing a crime.

TABLE OF CONTENTS

FUND RISK/RETURN SUMMARIES:

Overview of Fund Risks
Evergreen Balanced Fund
Evergreen Foundation Fund
Evergreen Select Balanced Fund
Evergreen Tax Strategic Foundation Fund

GENERAL INFORMATION:

The Funds' Investment Advisor
The Funds' Sub-Advisor
The Funds' Portfolio Managers
Calculating the Share Price
How to Choose an Evergreen Fund
How to Choose the Share Class That Best Suits You
How to Buy Shares
How to Redeem Shares
Other Services
The Tax Consequences of Investing in the Funds
Fees and Expenses of the Funds
Financial Highlights
Other Fund Practices

In general,

Fund Summaries Key

Each Fund's summary is organized around the following basic topics and questions:

INVESTMENT GOAL

What is the Fund's financial objective? You can find clarification on how the Fund seeks to achieve its objective by looking at the Fund's strategy and investment policies. The Fund's Board of Trustees can change the investment objective without a shareholder vote.

INVESTMENT STRATEGY

How does the Fund go about trying to meet its goals? What types of investments does it contain? What style of investing and investment philosophy does it follow? Does it have limits on the amount invested in any particular type of security?

RISK FACTORS

What are the specific risks for an investor in the Fund?

PERFORMANCE

How well has the Fund performed in the past year? The past five years? The past ten years?

EXPENSES

How much does it cost to invest in the Fund? What is the difference between sales charges and expenses?

Overview of Fund Risks

Balanced Funds

typically rely on a combination of the following strategies:

  investing a portion of their assets in investment grade debt securities, which are bonds rated within four highest ratings categories;
  investing in common stocks, preferred stocks, securities convertible into or exchangeable for common stocks; and;
  selling a portfolio investment: i) when the issuer's investment fundamentals begin to deteriorate; ii) when the investment reaches or exceeds the portfolio manager’s targeted value; iii) to take advantage of more attractive investment opportunities; iv) when the investment no longer appears to meet the Fund's investment objective; v) when the Fund must meet redemptions; or vi) for other investment reasons which the portfolio managers deem necessary.

may be appropriate for investors who:

  are seeking a long-term investment offering both current income and the potential for capital growth.
Following this overview, you will find information on each Fund's specific investment strategies and risks.

Each Fund may temporarily invest up to 100% of its assets in high quality money market instruments in order to protect the value of the Fund in response to adverse economic, political or market conditions. This strategy is inconsistent with the Funds' principal investment strategies and investment goals and, if employed, could result in a lower return and potential loss of market opportunity.

Risk Factors For All Mutual Funds

Please remember that an investment in a mutual fund is:

  not guaranteed to achieve its investment goal
  not a deposit with a bank
  not insured, endorsed or guaranteed by the FDIC or any government agency subject to investment risks, including possible loss of your original investment
Like most investments, your investment in a Fund could fluctuate significantly in value over time and could result in a loss of money.

The following are some of the most important factors that may affect the value of your investment. Other factors may be described in the discussion following this overview:

Interest Rate Risk

When interest rates go up, the value of debt securities tends to fall. Since the Fund invests a significant portion of its portfolio in debt securities, if interest rates rise, then the value of your investment may decline. If interest rates go down, interest earned by the Fund on its debt investments may also decline, which could cause the Fund to reduce the dividends it pays. The longer the term of a debt security held by the Fund, the more the Fund is subject to interest rate risk.

Credit Risk

The value of a debt security is directly affected by the issuer's ability to repay principal and pay interest on time. Since the Fund invests in debt securities, the value of your investment may decline if an issuer fails to pay an obligation on a timely basis. The Fund may also be subject to credit risk to the extent it engages in transactions, such as repurchase agreements or dollar rolls, which involve a promise by a third party to honor an obligation to the Fund. Such third party may be unwilling or unable to honor its financial obligations.

Stock Market Risk

Your investment in a Fund will be affected by general economic conditions such as prevailing economic growth, inflation and interest rates. When economic growth slows, or interest or inflation rates increase, equity securities tend to decline in value. Such events could also cause companies to decrease the dividends they pay. If these events were to occur, the dividend yield, total return earned on and the value of your investment would likely decline. Even if general economic conditions do not change, dividend yield, total return earned on and the value of your investment could decline if the particular industries, companies or sectors in which the Fund invests do not perform well.

Market Capitalization Risk

Stocks fall into three broad market capitalization categories--large, medium and small. Investing primarily in one category carries the risk that due to current market conditions that category may be out of favor with investors. If valuations of large capitalization companies appear to be greatly out of proportion to the valuations of small or medium capitalization companies, investors may migrate to the stocks of small- and mid-sized companies causing a Fund that invests in these companies to increase in value more rapidly than a Fund that invests in larger, fully-valued companies. Investing in medium and small capitalization companies may be subject to special risks associated with narrower product lines, more limited financial resources, smaller management groups, and a more limited trading market for their stocks as compared with larger companies. As a result, stocks of small and medium capitalization companies may decline significantly in market downturns.

Investment Style Risk

Securities with different characteristics tend to shift in and out of favor depending upon market and economic conditions as well as investor sentiment. A Fund may outperform or underperform other funds that employ a different style. A Fund may also employ a combination of styles that impact its risk characteristics. Examples of different styles include growth and value investing. Growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company's growth of earnings potential. Growth-oriented funds will typically underperform when value investing is in favor. Value stocks are those which are undervalued in comparison to their peers due to adverse business developments or other factors. Value-oriented funds will typically underperform when growth investing is in favor.

Balanced Fund

FUND FACTS:

Goal:

  Long-term Total Return

  Principal Investments:

  Common and Preferred Stocks of Large and Mid-Cap U.S. Companies
  Fixed Income Securities

  Classes of Shares Offered in this Prospectus:

  Class A
  Class B
  Class C
  Class I

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC

  Sub-Advisor:

  Tattersall Advisory Group, Inc.

  Portfolio Managers:

  By Teams

  NASDAQ Symbols:

  EKBAX (Class A)
  EKBBX (Class B)
  EKBCX (Class C)
  EKBYX (Class I)

  Dividend Payment Schedule:

  Quarterly

  INVESTMENT GOAL

  The Fund seeks long-term total return through capital growth and current income.

  INVESTMENT STRATEGY

  The following supplements the investment strategies discussed in the ''Overview of Fund Risks'' on page 2.

  The Fund invests in growth-oriented common stocks, preferred stocks and fixed income securities to provide a stable income flow. It is anticipated that the Fund's assets allocations will range between 40-75% in common and preferred stocks, 25-50% in fixed income securities and 0-25% in cash equivalents. The equity portion of the Fund invests primarily in the equity securities of large and mid-sized U.S. companies (i.e., companies whose market capitalization falls within the range tracked by the S&P 500 Index, at the time of purchase). In addition, the equity portion of the Fund will seek to maintain a weighted average market capitalization that falls within the range of the S&P 500 Index. The Fund's stock selection is based on a style of equity management in which the portfolio managers select equities that demonstrate superior and sustainable earnings growth. The investment process combines quantitative and qualitative fundamental anaylsis to identify companies which exhibit, histories of superior earnings, strong current fundamentals, and rising earnings expectations.

  The Fund normally invests substantially all of the fixed income portion in dollar-denominated investment grade debt securities, including debt securities issued or guaranteed by the U.S. Treasury or by an agency or instrumentality of the U.S. Government. In addition, the Fund may invest in corporate bonds, mortgage-backed securities, asset-backed securities, and other income producing securities. The Fund is not required to sell or otherwise dispose of any security that loses its rating or has its rating reduced after the Fund has purchased it. The Fund maintains a bias toward corporate and mortgage-backed securities in order to capture higher levels of income. The Fund expects duration to provide a better measure of interest rate sensitivity than maturity. Accordingly, the Fund intends to limit duration to a two-year minimum and a six-year maximum while the weighted average maturity is expected to be longer than the weighted average duration.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 2 under the headings:

    Stock Market Risk
    Interest Rate Risk
    Credit Risk
    Market Capitalization Risk
    Investment Style Risk
  In addition, the Fund may also be subject to the risks associated with investing in mortgage-backed and other asset-backed securities. Asset-backed securities are created by the grouping of certain government-related loan, automobile and credit card receivables and other lender assets, such as mortgages, into pools. Interests in these pools are sold as individual securities. Because the loans held in the asset pool often may be prepaid without penalty or premium, asset-backed and mortgage-backed securities are generally subject to higher prepayment risks than most other types of debt instruments. Prepayment of mortgages may expose the Fund to a lower rate of return when it reinvests the principal. Prepayment risks in mortgage-backed securities tend to increase during periods of declining interest rates because many borrowers refinance their mortgages to take advantage of the more favorable rates.

  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  The following tables show how the Fund has performed in the past. Past performance (both before and after taxes) is not an indication of future results.

  The table below shows the percentage gain or loss for Class B shares of the Fund in each of the last ten calendar years. It should give you a general idea of the risks of investing in the Fund by showing how the Fund's return has varied from year-to-year. This table includes the effects of Fund expenses, but not sales charges. Returns would be lower is sales charges were included.

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are based on the Fund's fiscal year ended 3/31/2002.

  The table below shows the total expenses you would pay on a $10,000 investment over one-, three-, five- and ten-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return and reinvestment of all dividends and distributions. Your actual costs may be higher or lower.

  Foundation Fund

  FUND FACTS:

  Goals:

  Capital Growth
  Current Income

  Principal Investments:

  Common and Preferred Stocks
  U.S. Treasury and Agency Obligations
  Investment Grade Debt Securities

  Classes of Shares Offered in this Prospectus:

  Class A
  Class B
  Class C
  Class I

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC
  Tattersall Advisory Group, Inc.

  Portfolio Managers:

  By Team

  NASDAQ Symbols:

  EFOAX (Class A)
  EFOBX (Class B)
  EFOCX (Class C)
  EFONX (Class I)

  Dividend Payment Schedule:

  Quarterly

  INVESTMENT GOAL

  The Fund seeks capital growth and current income.

  INVESTMENT STRATEGY

  The following supplements the investment strategies discussed in the ''Overview of Fund Risks'' on page 2.

  The equity securities that the Fund invests in will primarily consist of the common stocks, preferred stocks and securities convertible or exchangeable for common stocks of large U.S. companies (i.e., companies whose market capitalization falls within the range tracked by the Russell 1000® Index, at the time of purchase). In addition, the equity portion of the Fund will seek to maintain a weighted average market capitalization that falls within the range of the Russell 1000® Index.

  The Fund's portfolio managers use a diversified equity style of management, best defined as a blend between growth and value stocks. “Growth” stocks are stocks of companies which the Fund’s portfolio managers believe have anticipated earnings ranging from steady to accelerated growth. “Value” stocks are stocks of companies which the Fund’s portfolio managers believe are undervalued. The portfolio managers look for factors that could trigger a rise in price such as new products or markets or positive changes in corporate structure or market perception. The Fund’s investment in equity securities will be on the basis of the potential for capital growth.

  The Fund normally invests substantially all of the fixed income portion in dollar-denominated investment grade debt securities, including debt securities issued or guaranteed by the U.S. Treasury or by an agency or instrumentality of the U.S. Government, corporate bonds, mortgage-backed securities, asset-backed securities, and other income producing securities. The Fund is not required to sell or otherwise dispose of any security that loses its rating or has its rating reduced after the Fund has purchased it. The Fund maintains a bias toward corporate and mortgage-backed securities in order to capture higher levels of income. The Fund expects duration to provide a better measure of interest rate sensitivity than maturity. Accordingly, the Fund intends to limit duration to a two-year minimum and a six-year maximum while the weighted average maturity is expected to be longer than the weighted average duration.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 2 under the headings:

    Stock Market Risk
    Interest Rate Risk
    Credit Risk
    Market Capitalization Risk
    Investment Style Risk
  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  The following tables show how the Fund has performed in the past. Past performance (both before and after taxes) is not an indication of future results.

  The table below shows the percentage gain or loss for Class I shares of the Fund in each of the last ten calendar years. It should give you a general idea of the risks of investing in the Fund by showing how the Fund's return has varied from year-to-year. This table includes the effects of Fund expenses.

  The next table lists the Fund’s average annual total return by class over the past one, five and ten years and since inception (through 12/31/2002), including applicable sales charges. The after-tax returns shown are for Class B, the Fund’s oldest class; after-tax returns for other classes will vary. This table is intended to provide you with some indication of the risks of investing in the Fund by comparing its performance with the S&P 500 Index (S&P 500) and the Lehman Brothers Government/Credit Index (LBGCI). S&P 500 is an unmanaged, market value-weighted index measuring the performance of 500 U.S. stocks chosen for market size, liquidity, and industry group representation. LBGCI is an unmanaged, fixed-income index that includes investment grade fixed-rate U.S. government, U.S. government agency and corporate securities. An index does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. It is not possible to invest directly in an index.

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are based on the Fund's fiscal year ended 3/31/2002.

  The table below shows the total expenses you would pay on a $10,000 investment over one-, three-, five- and ten-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return and reinvestment of all dividends and distributions. Your actual costs may be higher or lower.

  Select Balanced Fund

  FUND FACTS:

  Goal:

  Principal Investments:

  Class of Shares Offered in this Prospectus:

  Class I

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC

  Sub-Advisor:

  Tattersall Advisory Group, Inc.

  Portfolio Managers:

  By Teams

  NASDAQ Symbol:

  ESAIX (Class I)

  Dividend Payment Schedule:

  Monthly

  INVESTMENT GOAL

  The Fund seeks long-term total return through capital growth and current income.

  INVESTMENT STRATEGY

  The following supplements the investment strategies discussed in the ''Overview of Fund Risks'' on page 2.

  The Fund invests in growth oriented common stocks, preferred stocks and fixed income securities to provide a stable income flow. It is anticipated that the Fund’s assets allocation will range between 40-75% in common and preferred stocks, 25-50% in fixed income securities and 0-25% in cash equivalents. The equity portion of the Fund invests primarily in the equity securities of large and mid-sized U.S. companies, typically having a market capitalization of $1.5 billion and greater at the time of investment. The Fund’s stock selection is based on a style of equity management in which the portfolio managers select equities that demonstrate superior and sustainable earnings growth. The investment process combines quantitative and qualitative fundamental analysis to identify companies which exhibit, histories of superior earnings, strong current fundamentals, and rising earnings expectations.

  The Fund normally invests substantially all of the fixed income portion in dollar-denominated investment grade debt securities, including debt securities issued or guaranteed by the U.S. Treasury or by an agency or instrumentality of the U.S. Government. In addition, the Fund may invest in corporate bonds, mortgage-backed securities, asset-backed securities, and other income producing securities. The Fund is not required to sell or otherwise dispose of any security that loses its rating or has its rating reduced after the Fund has purchased it. The Fund maintains a bias toward corporate and mortgage-backed securities in order to capture higher levels of income. The Fund expects duration to provide a better measure of interest rate sensitivity than maturity. Accordingly, the Fund intends to limit duration to a two-year minimum and a six-year maximum while the weighted average maturity is expected to be longer than the weighted average duration.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 2 under the headings:

    Stock Market Risk
    Interest Rate Risk
    Credit Risk
    Market Capitalization Risk
    Investment Style Risk
  In addition, the Fund may also be subject to the risks associated with investing in mortgage-backed and other asset-backed securities. Asset-backed securities are created by the grouping of certain government-related loan, automobile and credit card receivables and other lender assets, such as mortgages, into pools. Interests in these pools are sold as individual securities. Because the loans held in the asset pool often may be prepaid without penalty or premium, asset-backed and mortgage-backed securities are generally subject to higher prepayment risks than most other types of debt instruments. Prepayment of mortgages may expose the Fund to a lower rate of return when it reinvests the principal. Prepayment risks in mortgage-backed securities tend to increase during periods of declining interest rates because many borrowers refinance their mortgages to take advantage of the more favorable rates.

  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  The following tables show how the Fund has performed in the past. Past performance (both before and after taxes) is not an indication of future results.

  The table below shows the percentage gain or loss for Class I shares of the Fund in each of the last ten calendar years. It should give you a general idea of the risks of investing in the Fund by showing how the Fund's return has varied from year-to-year. This table includes the effects of Fund expenses.

  The next table lists the Fund’s average annual total return for Class I shares of the Fund over the past one, five and ten years and since inception (through 12/31/2002). This table is intended to provide you with some indication of the risks of investing in the Fund by comparing its performance with the S&P 500 Index (S&P 500) and the Lehman Brothers Government/Credit Index (LBGCI). S&P 500 is an unmanaged, market value-weighted index measuring the performance of 500 U.S. stocks chosen for market size, liquidity, and industry group representation. LBGCI is an unmanaged, fixed-income index that includes investment grade fixed-rate U.S. government, U.S. government agency and corporate securities. An index does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. It is not possible to invest directly in an index.

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are based on the Fund's fiscal year ended 3/31/2002.

  The table below shows the total expenses you would pay on a $10,000 investment over one-, three-, five- and ten-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return and reinvestment of all dividends and distributions. Your actual costs may be higher or lower.

  Tax Strategic Foundation Fund

  FUND FACTS:

  Goal:

  Maximize After-Tax Total Return

  Principal Investments:

  Common and Preferred Stocks
  Municipal Securities

  Classes of Shares Offered in this Prospectus:

  Class A
  Class B
  Class C
  Class I

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC

  Portfolio Managers:

  By Team

  NASDAQ Symbols:

  ETSAX (Class A)
  ETSBX (Class B)
  ETSCX (Class C)
  ETSYX (Class I)

  Dividend Payment Schedule:

  Quarterly

  INVESTMENT GOAL

  The Fund seeks to achieve maximum after-tax return from a combination of current income and capital growth.

  INVESTMENT STRATEGY

  The following supplements the investment strategies discussed in the ''Overview of Fund Risks'' on page 2.

  The Fund invests in a combination of equity and debt securities. Under normal conditions, the Fund anticipates that at the close of each quarter of its taxable year, at least 50% of its assets will be in municipal securities and the remainder in equity securities.

  The equity securities in which the Fund invests will primarily consist of common stocks, preferred stocks and securities convertible or exchangeable for common stocks of large U.S. companies (i.e., companies whose market capitalizations fall within the range tracedk by the S&P 500 Index, at the time of purchase). In addition, the Fund will seek to maintain a weighted average market capitalization that falls within the S&P 500 Index. The Fund's portfolio managers select stocks using a "growth-at-a-reasonable-price" method. This style of diversified equity management is best defined as a blend between growth and value stocks. "Growth" stocks are stocks of companies which the Fund's portfolio managers believe have anticipated earnings ranging from steady to accelerated growth. “Value” stocks are stocks of companies which the Fund’s portfolio managers believe are undervalued. The Fund’s investment in equity securities will be on the basis of the potential for capital growth.

  The Fund’s fixed income portion will consist of investment grade municipal securities the interest from which is exempt from federal income tax. The Fund invests in municipal securities issued by states and possessions of the United States and by the District of Columbia, and their political subdivisions. These securities will be rated in the top four categories of a nationally recognized statistical rating organizations, or if unrated, then determined by the portfolio managers to be of a comparable quality. As a matter of fundamental policy, 80% of the Fund’s investments in municipal securities will be invested in investment grade securities, the interest from which is not subject to the federal alternative minimum tax.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 2 under the headings:

    Stock Market Risk
    Interest Rate Risk
    Credit Risk
    Market Capitalization Risk
    Investment Style Risk
  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  The following tables show how the Fund has performed in the past. Past performance (both before and after taxes) is not an indication of future results.

  The table below shows the percentage gain or loss for Class I shares of the Fund in each calendar year since the Class I shares' inception on 11/2/1993. It should give you a general idea of the risks of investing in the Fund by showing how the Fund's return has varied from year-to-year. This table includes the effects of Fund expenses.

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are based on the Fund's fiscal year ended 3/31/2002.

  The table below shows the total expenses you would pay on a $10,000 investment over one-, three-, five- and ten-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return and reinvestment of all dividends and distributions. Your actual costs may be higher or lower.

  THE FUNDS' INVESTMENT ADVISOR

  An investment advisor manages a Fund's investments and supervises its daily business affairs. The investment advisor for the Evergreen Funds is a subsidiary of Wachovia Corporation (Wachovia), formerly First Union Corporation, the fourth largest bank holding company in the United States, with over $--- billion in consolidated assets as of 6/30/2002. Wachovia is located at 301 South College Street, Charlotte, North Carolina 28288-0013.

  THE FUNDS' SUB-ADVISOR

  Tattersall Advisory Group, Inc. (TAG) is the sub-advisor to Balanced Fund, Foundation Fund and Select Balanced Fund. TAG manages the fixed income portion of the Fund. There is no additional charge to the Fund for the services provided by TAG. TAG has been managing fixed income accounts since 1976 and manages over $X.X billion in assets for XX of the Evergreen Funds and Wachovia Funds as of 6/30/2002. TAG is located at 6802 Paragon Place, Suite 200, Richmond, Virginia 23230.

  EIMC pays a portion of its advisory fee to TAG for its services.

  THE FUNDS' PORTFOLIO MANAGERS

  Balanced Fund

  Select Balanced Fund

  The equity portion of the Fund is managed by a team of portfolio management professionals from EIMC's Large Cap Core Growth team, with team members responsible for various sectors.

  The fixed income portion of the Fund is managed by a team of fixed income portfolio management professionals of TAG, with team members responsible for various fixed income sectors.

  Foundation Fund

  The equity portion of the Fund is co-managed by two of EIMC's teams of portfolio management professionals - Large Cap Value team and the Large Cap Core Growth team, with team members responsible for various sectors.

  The fixed income portion of the Fund is managed by a team of fixed income portfolio management professionals of TAG, with team members responsible for various fixed income sectors.

  Tax Strategic Foundation Fund

  The Fund is managed by a team of portfolio management professionals from EIMC's Tax Exempt Fixed Income team, with team.

  CALCULATING THE SHARE PRICE

  The value of one share of a Fund, also known as the net asset value, or NAV, is calculated at 4 p.m. Eastern time on each day the New York Stock Exchange is open or as of the time the Exchange closes, if earlier. The Fund calculates its share price for each share by adding up its total assets, subtracting all liabilities, then dividing the result by the total number of shares outstanding. The value of each class of shares is calculated separately. Each security held by a Fund is valued using the most recent market data for that security. If no market data is available for a given security, the Fund will price that security at fair value according to policies established by the Fund's Board of Trustees. Short-term securities with maturities of 60 days or less will be valued on the basis of amortized cost.

  The price per share you pay for a Fund purchase or the amount you receive for a Fund redemption is based on the next price calculated after the order is received and all required information is provided. The value of your account at any given time is the latest share price multiplied by the number of shares you own. Your account balance may change daily because the share price may change daily.

  Certain Funds may invest in foreign securities that are primarily listed on foreign exchanges that trade on weekends or other days when the Fund does not price its shares. As a result, the value of the Fund may change on days when investors will not be able to purchase or redeem the Fund’s shares.

  HOW TO CHOOSE AN EVERGREEN FUND

  When choosing an Evergreen Fund, you should:

    Most importantly, read the prospectus to see if the Fund is suitable for you.
    Consider talking to an investment professional. He or she is qualified to give you investment advice based on your investment goals and financial situation and will be able to answer questions you may have after reading the Fund's prospectus. He or she can also assist you through all phases of opening your account.
    Request any additional information you want about the Fund, such as the Statement of Additional Information (SAI), Annual Report or Semi-annual Report by calling 1-800-343-2898. In addition, any of these documents, with the exception of the SAI, may be downloaded off our website at www.evergreeninvestments.com.

  HOW TO CHOOSE THE SHARE CLASS THAT BEST SUITS YOU

  After choosing a Fund, you select a share class. Each Fund offered in this prospectus offers up to four different share classes: Class A, Class B, Class C and Class I. To determine which classes of shares are offered by each Fund, see the Fund Facts section next to each Fund’s Risk/Return Summary previously presented. Each class except Class I has its own sales charge. Pay particularly close attention to the fee structure of each class so you know how much you will be paying before you invest.

  Class A

  If you select Class A shares, you may pay a front-end sales charge of up to 5.75%, but you do not pay a deferred sales charge. In addition, Class A shares are subject to an expense known as 12b-1 fees.

  Three ways you can reduce your Class A sales charges:

    Rights of Accumulation. You may add the value of all of your existing Evergreen Funds investments in all share classes, excluding Evergreen money market funds, to determine the front-end sales charge to be applied to your current Class A purchase.
    Letter of Intent. You may reduce the front-end sales charge on a current purchase if you agree to invest at least $50,000 in Class A shares of an Evergreen Fund over a 13-month period. You will pay the same sales charge as if you had invested the full amount all at one time. The Fund will hold a certain portion of your investment in escrow until your commitment is met.
    Combined Purchases. You may reduce your front-end sales charge if you purchase Class A shares in multiple Evergreen Funds, excluding Evergreen money market funds, at the same time. The combined dollar amount invested will determine the front-end sales charge applied to all of your current purchases. For example, if you invested $75,000 in each of two different Evergreen Funds, you would pay a sales charge based on a $150,000 purchase (i.e., 3.75% of the offering price, rather than 4.50%).

  The front-end sales charge is deducted from your investment before it is invested. The actual charge depends on the amount invested, as shown below:

  Class A shares are offered at NAV to corporate or certain other qualified retirement plans, or non-qualified deferred compensation plans of Title I ERISA tax-sheltered annuities or TSA plans sponsored by an organization having 100 or more eligible employees (certain plans may require a greater number of eligible employees). Such purchases are subject to a dealer commission of 1.00% of the amount of purchase (subject to recapture upon early redemption) if redeemed within 12 months after the month of purchase.

  Although no front-end sales charge applies to purchases of $1 million and over, you will pay a 1.00% deferred sales charge if you redeem any such shares within one year after the month of purchase.

  Contact your investment professional or a service representative at the Evergreen Service Company, LLC at 1-800-343-2898 if you think you may qualify for any of these services. For more information on these services see "Sales Charge Waivers and Reductions" in the SAI.

  Each Fund may also sell Class A shares at net asset value without a front-end or deferred sales charge to the Directors, Trustees, officers and employees of the Fund, and the advisory affiliates of Wachovia Corporation, and to members of their immediate families, to registered representatives of firms with dealer agreements with Evergreen Distributor, Inc. (EDI), and to a bank or trust company acting as trustee for a single account.

  The Fund may also sell Class A shares at net asset value without a front-end or deferred sales charge to the Directors, Trustees, officers and employees of the Fund and the advisory affiliates of Wachovia Corporation, and to members of their immediate families, to registered representatives of firms with dealer agreements with Evergreen Distributor, Inc. (EDI), and to a bank or trust company acting as trustee for a single account.

  Class B

  If you select Class B shares, you do not pay a front-end sales charge. However, your shares are subject to 12b-1 fees. In addition, you may pay a deferred sales charge if you redeem your shares within six years after the month of purchase.

  The amount of the maximum deferred sales charge depends on the length of time the shares are held, as shown below:

Time Held	Maximum Deferred Sales Charge
Month of Purchase + First 12 Month Period	5.00%
Month of Purchase + Second 12 Month Period	4.00%
Month of Purchase + Third 12 Month Period	3.00%
Month of Purchase + Fourth 12 Month Period	3.00%
Month of Purchase + Fifth 12 Month Period	2.00%
Month of Purchase + Sixth 12 Month Period	1.00%
Thereafter	0.00%
After 7 years	Converts to Class A
Dealer Allowance	5.00%

  The maximum deferred sales charge and dealer allowance may be reduced for certain investors. For further information on how the deferred sales charge is calculated at the time of redemption see "Calculating the Deferred Sales Charge" below.

  Class C

  Like Class B shares, you do not pay a front-end sales charge on Class C shares, and your shares are subject to 12b-1 fees. In addition, you may pay a deferred sales charge if you redeem your shares within two years after the month of purchase. Also, these shares do not convert to Class A shares and so the higher 12b-1 fees paid by the Class C shares continue for the life of the account.

  The amount of the maximum deferred sales charge depends on the length of time the shares are held, as shown below:

Time Held	Maximum Deferred Sales Charge
Month of Purchase + First 12 Month Period	2.00%
Month of Purchase + Second 12 Month Period	1.00%
Thereafter	0.00%
Dealer Allowance	2.00%

  The maximum deferred sales charge and dealer allowance may be reduced for certain investors. For further information on how the deferred sales charge is calculated at the time of redemption see "Calculating the Deferred Sales Charge" below.

  Waiver of Class B or Class C Deferred Sales Charges

  You will not be assessed a deferred sales charge for Class B or Class C shares if you redeem shares in the following situations:

  For additional information, see 'Service Fees and Commissions Paid to Investment Professionals' in part two of the SAI.

    Automatic IRA withdrawals if your age is at least 59 1/2
    When the shares were purchased through reinvestment of dividends/capital gains
    Death or disability
    Lump-sum distribution from a 401(k) plan or other benefit plan qualified under ERISA
    Systematic withdrawals of up to 1.00% of the account balance per month
    Loan proceeds and financial hardship distributions from a retirement plan
    Returns of excess contributions or excess deferral amounts made to a retirement plan participant

  Class I

  Each Fund offers Class I shares at net asset value without a front-end sales charge, deferred sales charge or 12b-1 fees. Class I shares are only offered to investment advisory clients of an investment advisor of an Evergreen Fund (or it's advisory affiliates) through special arrangements entered into on behalf of the Evergreen Funds with certain financial services firms, certain institutional investors and persons who owned Class Y shares in registered name in an Evergreen Fund on or before December 31, 1994.

  Calculating the Deferred Sales Charge

  If imposed, the Fund deducts the deferred sales charge from the redemption proceeds you would otherwise receive. The deferred sales charge is a percentage of the lesser of (i) the NAV of the shares at the time of redemption or (ii) the shareholder's original net cost for such shares. Upon request for redemption, the Fund will first seek to redeem shares not subject to the deferred sales charge and then shares held the longest in an effort to keep the deferred sales charge a shareholder must pay as low as possible. The deferred sales charge on any redemption is, to the extent permitted by the NASD Regulation, Inc., paid to Evergreen Distributor Inc. (EDI) or its predecessor.

  Promotional Incentives on Dealer Commissions

  EDI may, from time to time, provide promotional incentives, including reallowance and/or payment of up to the entire sales charge, to certain investment firms. Such incentives may, at EDI’s discretion, be limited to investment firms who allow their individual selling representatives to participate in such additional commissions. Please consult the SAI for more information regarding promotional incentives.

  HOW TO BUY SHARES

  Evergreen Funds make investing easy. Once you decide on an amount and a share class, simply fill out an application and send in your payment, or talk to your investment professional or an Evergreen Funds service representative.

	Minimum Initial Purchase of Class A, B and C Shares	Minimum Initial Purchase of Class I Shares	Minimum Additional Purchases
IRAs	$ 250	N/A [1]	None
Regular Accounts	$ 1,000	$ 1,000,000 [2]	None
Systematic Investment Plan	$ 50	N/A [1]	$25/monthly (for Classes A, B and C) [1]

  1. Former Class Y shareholders may invest at the Class A, B and C share amounts.

  2. Minimum initial purchase amount does not apply to former Class Y shareholders.

Method	Opening an Account	Adding to an Account
By Mail or through an Investment Professional
    Complete and sign the account application. Applications may be downloaded off our website at www.evergreeninvestments.com.
    Make the check payable to Evergreen Funds. Cash, credit cards, third party checks, credit card checks or money orders will not be accepted.
    Mail the application and your check to the address below:

    Postal Service Address:

    Evergreen Funds
    P.O. Box 8400
    Boston, MA 02266-8400

    Overnight Address:

    Evergreen Funds
    66 Brooks Drive, Suite 8400
    Braintree, MA 02184-3800

    Or deliver them to your investment professional (provided he or she has a broker-dealer arrangement with EDI).

    Make your check payable to Evergreen Funds.
    Write a note specifying:
      the Fund name
      share class
      your account number
      the name(s) in which the account is registered
    Mail to the address to the left or deliver to your investment professional (provided he or she has a broker-dealer arrangement with EDI).

By Phone
    Call 1-800-343-2898 to set up an account number and get wiring instructions.
    Instruct your bank to wire or transfer your purchase (they may charge a wiring fee).
    Complete the account application and mail to:

    Postal Service Address:

    Evergreen Funds
    P.O. Box 8400
    Boston, MA 02266-8400

    Overnight Address:

    Evergreen Funds
    66 Brooks Drive, Suite 8400
    Braintree, MA 02184-3800

    Trades accepted after 4 p.m. Eastern time on market trading days will receive the next market day's closing price. [3]

    Call the Evergreen Express Line at 1-800-346-3858 24 hours a day or to speak with an Evergreen Funds service representative call 1-800-343-2898 between 8 a.m. and 6 p.m. Eastern time, on any business day.
    If your bank account is set up on file, you can request either:
      Federal Funds Wire (offers immediate access to funds) or
      Electronic transfer through the Automated Clearing House which avoids wiring fees.

By Exchange
    You can make an additional investment by exchange from an existing Evergreen Funds account by contacting your investment professional or an Evergreen Funds service representative, calling the Evergreen Express Line at 1-800-346-3858 or by visiting our website at www.evergreeninvestments.com. [4]
    You can only exchange shares from your account within the same class and under the same registration.
    There is no sales charge or redemption fee when exchanging funds within the Evergreen Fund family. [5]
    Orders placed before 4 p.m. Eastern time on market trading days will be processed at that day's closing share price. Orders placed after 4 p.m. Eastern time will be processed at the next market trading day's closing price. [6]
    Exchanges are limited to three per calendar quarter, but in no event more than five per calendar year.
    Exchanges between accounts which do not have identical ownership must be made in writing with a signature guarantee. (See "Exceptions: Redemption Requests That Require A Signature Guarantee" on the next page.)

Systematic Investment Plan (SIP) [1]
    You can transfer money automatically from your bank account into your Fund account on a monthly or quarterly basis.
    Initial investment minimum is $50 if you invest at least $25 per month with this service.
    To enroll, check off the box on the account application and provide:
      your bank account information
      the amount and date of your monthly or quarterly investment.

    To establish automatic investing for an existing account, call 1-800-343-2898 for an application.
    The minimum is $25 per month or $75 per quarter.
    You can also establish an investing program through direct deposit from your paycheck. Call 1-800-343-2898 for details.

  3. The Fund's shares may be made available through financial service firms which are also investment dealers and which have a service agreement with EDI. The Fund has approved the acceptance of purchase and repurchase request orders effective as of the time of their receipt by certain authorized financial intermediaries or their designees. The Evergreen Funds reserve the right to adjust the closing time to coincide with an earlier closing of the New York Stock Exchange or due to other unusual circumstances.

  4. Once you have authorized either the telephone exchange or redemption service, anyone with a Personal Identification Number (PIN) and the required account information (including your investment professional) can request a telephone transaction in your account. All calls are recorded and may be monitored for verification, recordkeeping and quality-assurance purposes. The Evergreen Funds reserve the right to terminate the exchange privilege of any shareholder who exceeds the listed maximum number of exchanges, as well as to reject any large dollar exchange or purchase if placing it would, in the judgment of the portfolio manager, adversely affect the price of the Fund.

  5. This does not apply to exchanges from Class A shares of an Evergreen money market fund, unless the account has been subject to a previous sales charge.

  6. The Fund's shares may be made available through financial service firms which are also investment dealers and which have a service agreement with EDI. The Fund has approved the acceptance of purchase and repurchase request orders effective as of the time of their receipt by certain authorized financial intermediaries or their designees. The Evergreen Funds reserve the right to adjust the closing time to coincide with an earlier closing of the New York Stock Exchange or due to other unusual circumstances.

  1. Evergreen Investment Services, Inc. (EIS) will fund a $50 initial investment in Class A shares of the Evergreen Funds for employees of Wachovia Corporation (Wachovia) and its affiliates when the employee enrolls in a new Evergreen SIP and agrees to subsequent monthly investments of $50. EIS will fund a $100 initial investment in Class A shares of the Evergreen Funds for employees of Wachovia when the employee enrolls in a new Evergreen SIP through a CAP account and agrees to subsequent monthly investments of $100. To be eligible for either of these offers, the employee must open an account with First Union Securities, Inc. to execute the transactions. If the employee redeems his shares within 12 months after the month of purchase, EIS reserves the right to reclaim its $50 or $100 initial investment.

  HOW TO REDEEM SHARES

  We offer you several convenient ways to redeem your shares in any of the Evergreen Funds:

Methods	Requirements
Call Us
    Call the Evergreen Express Line at 1-800-346-3858 24 hours a day or to speak with an Evergreen Funds service representative call 1-800-343-2898 between 8 a.m. and 6 p.m. Eastern time, on any business day.
    This service must be authorized ahead of time, and is only available for regular accounts. [1]
    All authorized requests made before 4 p.m. Eastern time on market trading days will be processed at that day's closing price. Requests made after 4 p.m. Eastern time will be processed the next market trading day. [2]
    We can either:
      wire the proceeds into your bank account (service charges may apply)
      electronically transmit the proceeds into your bank account via the Automated Clearing House service mail you a check.
    All telephone calls are recorded and may be monitored for your protection. We are not responsible for acting on telephone orders we believe are genuine.
    See "Exceptions: Redemption Requests That Require a Signature Guarantee" below for requests that must be made in writing with your signature guaranteed.

Write Us
    You can mail a redemption request to:

    Postal Service Address:

    Evergreen Funds
    P.O. Box 8400
    Boston, MA 02266-8400

    Overnight Address:

    Evergreen Funds
    66 Brooks Drive, Suite 8400
    Braintree, MA 02184-3800

    Your letter of instructions must:
      list the Fund name and the account number
      indicate the number of shares or dollar value you wish to redeem be signed by the registered owner(s).
    See "Exceptions: Redemption Requests That Require a Signature Guarantee" below for requests that must be signature guaranteed.
    To redeem from an IRA or other retirement account, call 1-800-343-2898 for special instructions.

Redeem Your Shares in Person	You may also redeem your shares by contacting your investment professional or an Evergreen Funds service representative. A fee may be charged for this service.
Systematic Withdrawal Plan (SWP)
    You can transfer money automatically from your Fund account on a monthly or quarterly basis - without redemption fees.
    The withdrawal can be mailed to you, or deposited directly into your bank account.
    The minimum is $75 per month.
    The maximum is 1.00% of your account per month or 3.00% per quarter.
    To enroll, call 1-800-343-2898 for instructions.

  1. Once you have authorized either the telephone exchange or redemption service, anyone with a Personal Identification Number (PIN) and the required account information (including your investment professional) can request a telephone transaction in your account. All calls are recorded and may be monitored for verification, recordkeeping and quality-assurance purposes. The Evergreen Funds reserve the right to terminate the exchange privilege of any shareholder who exceeds the listed maximum number of exchanges, as well as to reject any large dollar exchange or purchase if placing it would, in the judgment of the portfolio manager, adversely affect the price of the Fund.

  2. The Fund's shares may be made available through financial service firms which are also investment dealers and which have a service agreement with EDI. The Fund has approved the acceptance of purchase and repurchase request orders effective as of the time of their receipt by certain authorized financial intermediaries or their designees. The Evergreen Funds reserve the right to adjust the closing time to coincide with an earlier closing of the New York Stock Exchange or due to other unusual circumstances.

  Timing of Proceeds

  Normally, we will send your redemption proceeds on the next business day after we receive your request; however, we reserve the right to wait up to seven business days to redeem any investments made by check and ten business days for investments made by Automated Clearing House transfer. We also reserve the right to redeem in kind, under certain circumstances, by paying you the proceeds of a redemption in securities rather than in cash, and to redeem the remaining amount in the account if your redemption brings the account balance below the initial minimum amount.

  Exceptions: Redemption Requests That Require A Signature Guarantee

  To protect you and the Evergreen Funds against fraud, certain redemption requests must be made in writing with your signature guaranteed. A signature guarantee can be obtained at most banks and securities dealers. A notary public is not authorized to provide a signature guarantee. The following circumstances require signature guarantees:

    You are redeeming more than $50,000.
    You want the proceeds transmitted into a bank account not listed on the account.
    You want the proceeds payable to anyone other than the registered owner(s) of the account.
    Either your address or the address of your bank account has been changed within 30 days.
    The account is registered in the name of a fiduciary corporation or any other organization.
    In these cases, additional documentation is required:
    corporate accounts: certified copy of corporate resolution fiduciary accounts: copy of the power of attorney or other governing document

  Who Can Provide A Signature Guarantee:

    Commercial Bank
    Trust Company
    Savings Association
    Credit Union
    Member of a U.S. stock exchange

  OTHER SERVICES

  Evergreen Express Line
  1-800-346-3858

  Use our automated, 24-hour service to check the value of your investment in a Fund; purchase, redeem or exchange Fund shares; find a Fund’s price, yield or total return; order a statement or duplicate tax form; or hear market commentary from Evergreen Funds portfolio managers.

  Automatic Reinvestment of Distributions

  For the convenience of investors, all dividends and capital gains distributions are automatically reinvested, unless you request otherwise. Distributions can be made by check or electronic transfer through the Automated Clearing House to your bank account. The details of your dividends and other distributions will be included on your statement.

  Payroll Deduction (Class A, Class B and Class C only)

  If you want to invest automatically through your paycheck, call us to find out how you can set up direct payroll deductions. The amounts deducted will be invested in your Fund account using the Electronic Funds Transfer System. We will provide the Fund account number. Your payroll department will let you know the date of the pay period when your investment begins. Visit our website at www.evergreeninvestments.com for more information.

  Telephone Investment Plan

  You may make additional investments electronically in an existing Fund account at amounts of not less than $100 or more than $10,000 per investment. Telephone requests received by 4 p.m. Eastern time will be invested the day the request is received.

  Dividend Exchange

  You may elect on the application to reinvest capital gains and/or dividends earned in one Evergreen Fund into an existing account in another Evergreen Fund in the same share class and same registration — automatically. Please indicate on the application the Evergreen Fund(s) into which you want to invest the distributions.

  Reinstatement Privileges

  Within 90 days of redemption, you may re-establish your investment at the current NAV by reinvesting some, or all, of your redemption proceeds into the same share class of any Evergreen Fund. If a deferred sales charge was deducted from your redemption proceeds, the full amount of the deferred sales charge will be credited to your account at the NAV on the date of reinstatement and your deferred sales charge schedule will resume from the time of the original redemption.

  THE TAX CONSEQUENCES OF INVESTING
  IN THE FUNDS

  You may be taxed in two ways:

    On Fund distributions (dividends and capital gains).
    On any profit you make when you sell any or all of your shares.

  Fund Distributions

  A mutual fund passes along to all of its shareholders the net income or profits it receives from its investments. The shareholders of the fund then pay any taxes due, whether they receive these distributions in cash or elect to have them reinvested. The Funds expect that substantially all of their regular dividends will be exempt from federal income tax, other than the alternative minimum tax. Otherwise, the Funds will distribute two types of taxable income to you:

    Dividends. To the extent that regular dividends are derived from investment income that is not tax-exempt, or from short-term capital gains, you will have to include them in your federal taxable income. Each Fund pays either a quarterly or montyly dividend from the dividends, interest and other income on the securities in which it invests. The frequency of dividends for each Fund is listed under the Fund Facts section in the summary of each Fund previously presented.
    Capital Gains. When a mutual fund sells a security it owns for a profit, the result is a capital gain. The Funds generally distribute capital gains, if any, at least once a year, near the end of the calendar year. Short-term capital gains reflect securities held by the Fund for a year or less and are considered ordinary income just like dividends. Profits on securities held longer than 12 months are considered long-term capital gains and are taxed at a special tax rate (20% for most taxpayers).

  Dividend and Capital Gain Reinvestment

  Unless you choose otherwise on the account application, all dividend and capital gain payments will be reinvested to buy additional shares. Distribution checks that are returned and distribution checks that are uncashed when the shareholder has failed to respond to mailings from the shareholder servicing agent will automatically be reinvested to buy additional shares. No interest will accrue on amounts represented by uncashed distribution or redemption checks. We will send you a statement each January with the federal tax status of dividends and distributions paid by the Fund during the previous calendar year.

  Profits You Realize When You Redeem Shares

  When you sell shares in a mutual fund, whether by redeeming or exchanging, you have created a taxable event. You must report any gain or loss on your tax return unless the transaction was entered into by a tax-deferred retirement plan. Investments in money market funds typically do not generate capital gains. It is your responsibility to keep accurate records of your mutual fund transactions. You will need this information when you file your income tax return, since you must report any capital gain or loss you incur when you sell shares. Remember, an exchange is a purchase and a sale for tax purposes.

  Tax Reporting

  Evergreen Service Company, LLC will send you a tax information guide each year during tax season, which may include a cost basis statement detailing the gain or loss on taxable transactions you had during the year. Please consult your own tax advisor for further information regarding the federal, state and local tax consequences of an investment in the Funds.

  Evergreen Service Company, LLC provides you and the IRS with a tax statement of your dividend and capital gains distributions for each calendar year on Form 1099 DIV. Proceeds from a sale are reported on Form 1099B. You must report these on your tax return. You could pay a penalty if you neglect to report them.

  Retirement Plans

  You may invest in an Evergreen Fund through various retirement plans, including IRAs, 401(k) plans, Simplified Employee Plans (SEPs), 403(b) plans, 457 plans and others. For special rules concerning these plans, including applications, restrictions, tax advantages, and potential sales charge waivers, contact your investment professional. To determine if a retirement plan may be appropriate for you, consult your tax advisor.

  FEES AND EXPENSES OF THE FUNDS

  Every mutual fund has fees and expenses that are assessed either directly or indirectly. This section describes each of those fees.

  Management Fee

  The management fee pays for the normal expenses of managing the Fund, including portfolio manager salaries, research costs, corporate overhead expenses and related expenses.

  12b-1 Fees

  The Trustees of the Evergreen Funds have approved a policy to assess 12b-1 fees for Class A, Class B and Class C shares. Up to 0.75% of the average daily net assets of Class A shares and up to 1.00% of the average daily net assets of Class B and Class C shares may be payable as 12b-1 fees. However, currently the 12b-1 fees for Class A shares are limited to 0.25% of the average daily net assets of the class. These fees increase the cost of your investment. The higher 12b-1 fees imposed on Class B and Class C shares may, over time, cost more than the front-end sales charge of Class A shares. The purpose of the 12b-1 fees is to promote the sale of more shares of the Fund to the public. The Funds may use 12b-1 fees for advertising and marketing and as a "service fee" to broker-dealers, banks and other financial institutions for additional shareholder services and/or the maintenance of accounts.

  Other Expenses

  Other expenses include miscellaneous fees from affiliated and outside service providers. These may include legal, audit, custodial and safekeeping fees, the printing and mailing of reports and statements, automatic reinvestment of distributions and other conveniences for which the shareholder pays no transaction fees.

  Total Fund Operating Expenses

  The total cost of running the Fund is called the expense ratio. As a shareholder, you are not charged these fees directly; instead they are taken out before the Fund’s NAV is calculated, and are expressed as a percentage of the Fund’s average daily net assets. The effect of these fees is reflected in the performance results for that share class. Because these fees are “invisible,” investors should examine them closely in the prospectus, especially when comparing one fund with another fund in the same investment category. There are three things to remember about expense ratios: (i) your total return in the Fund is reduced in direct proportion to the fees; (ii) expense ratios can vary greatly between funds and fund families, from under 0.25% to over 3.00%; and (iii) the Fund’s investment advisor may waive a portion of the Fund’s expenses for a period of time, reducing its expense ratio.

  FINANCIAL HIGHLIGHTS

  This section looks in detail at the results for one share in each share class of the Funds - how much income it earned, how much of this income was passed along as a distribution and how much the return was reduced by expenses. The tables for each Fund have been derived from financial information audited by KPMG LLP, the Funds' independent auditors. For a more complete picture of the Funds' financial statements, please see the Funds' Annual Reports as well as the SAI.

  Balanced Fund

	Year Ended March 31,				Period Ended
	2002 #	2001	2000	1999	March 31, 1998(a)#
CLASS A
Net asset value, beginning of period	$ 8.16	$ 11.01	$ 11.28	$ 12.87	$ 12.36
Income from investment operations
Net investment income	0.18	0.27	0.28	0.37	0.08
Net realized and unrealized gains or losses on securities
and foreign currency related transactions	- 0.10	- 1.34	1.18	0.48	0.81
Total from investment operations	0.08	- 1.07	1.46	0.85	0.89

Distributions to shareholders from
Net investment income	- 0.18	- 0.26	- 0.28	- 0.41	- 0.12
Net realized gains	0	- 1.52	- 1.45	- 2.03	- 0.26
Total distributions to shareholders	- 0.18	- 1.78	- 1.73	- 2.44	- 0.38

Net asset value, end of period	$ 8.06	$ 8.16	$ 11.01	$ 11.28	$ 12.87
Total return*	0.99%	- 10.71%	13.89%	7.52%	7.38%
Ratios and supplemental data
Net assets, end of period (millions)	$ 880	$ 932	$ 1,264	$ 1,241	$ 1,277
Ratios to average net assets
Expenses‡	0.97%	0.92%	0.91%	0.96%	0.99%†
Net investment income	2.18%	2.73%	2.48%	2.97%	3.25%†
Portfolio turnover rate	243%	143%	109%	102%	76%

	Year Ended March 31,				Period Ended
	2002 #	2001	2000	1999	March 31, 1998(b)#	Year Ended June 30, 1997
CLASS B
Net asset value, beginning of period	$ 8.17	$ 11.02	$ 11.29	$ 12.88	$ 12.95	$ 11.33
Income from investment operations
Net investment income	0.12	0.19	0.20	0.28	0.26	0.30
Net realized and unrealized gains or losses on securitiesand foreign currency related transactions	- 0.11	- 1.34	1.18	0.48	1.53	2.07
Total from investment operations	0.01	- 1.15	1.38	0.76	1.79	2.37

Distributions to shareholders from
Net investment income	- 0.12	- 0.18	- 0.20	- 0.32	- 0.27	- 0.30
Net realized gains	0	- 1.52	- 1.45	- 2.03	- 1.59	- 0.45
Total distributions to shareholders	- 0.12	- 1.70	- 1.65	- 2.35	- 1.86	- 0.75

Net asset value, end of period	$ 8.06	$ 8.17	$ 11.02	$ 11.29	$ 12.88	$ 12.95
Total return*	0.10%	- 11.40%	13.06%	6.71%	14.89%	21.95%
Ratios and supplemental data
Net assets, end of period (millions)	$ 118	$ 216	$ 279	$ 434	$ 580	$ 1,625
Ratios to average net assets
Expenses‡	1.72%	1.67%	1.66%	1.71%	1.35%†	1.70%
Net investment income	1.44%	1.98%	1.73%	2.23%	2.66%†	2.50%
Portfolio turnover rate	243%	143%	109%	102%	76%	89%
(a) For the period from January 20, 1998 (commencement of class operations) to March 31, 1998.
(b) For the nine months ended March 31, 1998. The Fund changed its fiscal year end from June 30 to March 31, effective March 31, 1998.
# Net investment income is based on average shares outstanding during the period.
* Excluding applicable sales charges.
‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
† Annualized.

	Year Ended March 31,				Period Ended
	2002 #	2001	2000	1999	March 31, 1998(a)#
CLASS C
Net asset value, beginning of period	$ 8.18	$ 11.03	$ 11.30	$ 12.88	$ 12.43
Income from investment operations
Net investment income	0.11	0.20	0.19	0.26	0.05
Net realized and unrealized gains or losses on securities and foreign currency related transactions	- 0.09	- 1.35	1.19	0.51	0.75
Total from investment operations	0.02	- 1.15	1.38	0.77	0.80

Distributions to shareholders from
Net investment income	- 0.12	- 0.18	- 0.20	- 0.32	- 0.09
Net realized gains	0	- 1.52	- 1.45	- 2.03	- 0.26
Total distributions to shareholders	- 0.12	- 1.70	- 1.65	- 2.35	- 0.35

Net asset value, end of period	$ 8.08	$ 8.18	$ 11.03	$ 11.30	$ 12.88
Total return*	0.22%	- 11.39%	13.06%	6.79%	6.58%
Ratios and supplemental data
Net assets, end of period (millions)	$ 11	$ 7	$ 3	$ 2	$ 1
Ratios to average net assets
Expenses‡	1.72%	1.68%	1.66%	1.71%	1.76%†
Net investment income	1.42%	2.01%	1.73%	2.21%	2.41%†
Portfolio turnover rate	243%	143%	109%	102%	76%

	Year Ended March 31,				Period Ended
	2002 #	2001	2000	1999	March 31, 1998(b)#
CLASS I**
Net asset value, beginning of period	$ 8.15	$ 11.00	$ 11.27	$ 12.86	$ 12.01
Income from investment operations
Net investment income	0.20	0.30	0.32	0.39	0.08
Net realized and unrealized gains or losses on securities
and foreign currency related transactions	- 0.12	- 1.34	1.17	0.49	0.86
Total from investment operations	0.08	- 1.04	1.49	0.88	0.94

Distributions to shareholders from
Net investment income	- 0.20	- 0.29	- 0.31	- 0.44	- 0.09
Net realized gains	0	- 1.52	- 1.45	- 2.03	0.00
Total distributions to shareholders	- 0.20	- 1.81	- 1.76	- 2.47	- 0.09

Net asset value, end of period	$ 8.03	$ 8.15	$ 11.00	$ 11.27	$ 12.86
Total return	1.00%	- 10.49%	14.21%	7.79%	7.79%
Ratios and supplemental data
Net assets, end of period (millions)	$ 9	$ 13	$ 20	$ 34	$ 39
Ratios to average net assets
Expenses‡	0.72%	0.67%	0.66%	0.71%	0.75%†
Net investment income	2.44%	2.98%	2.73%	3.22%	3.47%†
Portfolio turnover rate	243%	143%	109%	102%	76%
(a) For the period from January 22, 1998 (commencement of class operations) to March 31, 1998.
(b) For the period from January 26, 1998 (commencement of class operations) to March 31, 1998.
# Net investment income is based on average shares outstanding during the period.
* Excluding applicable sales charges.
** Effective at the close of business on May 11, 2001, Class Y shares of the Fund were renamed as Institutional shares (Class I).
‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
† Annualized.

  Foundation Fund

	Year Ended March 31,
	2002 #	2001	2000	1999	1998 #
CLASS A
Net asset value, beginning of period	$ 16.64	$ 23.41	$ 20.98	$ 20.44	$ 16.00
Income from investment operations
Net investment income	0.29	0.31	0.36	0.44	0.44
Net realized and unrealized gains or losses on securities and foreign currency related transactions	- 0.50	- 3.74	3.01	0.68	4.87
Total from investment operations	- 0.21	- 3.43	3.37	1.12	5.31

Distributions to shareholders from
Net investment income	- 0.29	- 0.30	- 0.35	- 0.43	- 0.44
Net realized gains	0	- 3.04	- 0.59	- 0.15	- 0.43
Total distributions to shareholders	- 0.29	- 3.34	- 0.94	- 0.58	- 0.87

Net asset value, end of period	$ 16.14	$ 16.64	$ 23.41	$ 20.98	$ 20.44
Total return*	- 1.26%	- 16.51%	16.38%	5.58%	33.88%
Ratios and supplemental data
Net assets, end of period (millions)	$ 420	$ 498	$ 486	$ 380	$ 350
Ratios to average net assets
Expenses‡	1.34%	1.26%	1.21%	1.26%	1.28%
Net investment income	1.74%	1.59%	1.62%	2.18%	2.39%
Portfolio turnover rate	197%	95%	83%	10%	9%

	Year Ended March 31,
	2002 #	2001	2000	1999	1998 #
CLASS B
Net asset value, beginning of period	$ 16.54	$ 23.29	$ 20.88	$ 20.34	$ 15.94
Income from investment operations
Net investment income	0.16	0.16	0.19	0.29	0.30
Net realized and unrealized gains or losses on securities and foreign currency related transactions	- 0.49	- 3.71	3.00	0.67	4.84
Total from investment operations	- 0.33	- 3.55	3.19	0.96	5.14

Distributions to shareholders from
Net investment income	- 0.16	- 0.16	- 0.19	- 0.27	- 0.31
Net realized gains	0	- 3.04	- 0.59	- 0.15	- 0.43
Total distributions to shareholders	- 0.16	- 3.20	- 0.78	- 0.42	- 0.74

Net asset value, end of period	$ 16.05	$ 16.54	$ 23.29	$ 20.88	$ 20.34
Total return*	- 1.97%	- 17.14%	15.48%	4.81%	32.81%
Ratios and supplemental data
Net assets, end of period (millions)	$ 976	$ 1,234	$ 1,612	$ 1,432	$ 1,124
Ratios to average net assets
Expenses‡	2.09%	2.01%	1.96%	2.01%	2.04%
Net investment income	0.99%	0.81%	0.88%	1.43%	1.63%
Portfolio turnover rate	197%	95%	83%	10%	9%
# Net investment income per share is based on average shares outstanding during the period.
* Excluding applicable sales charges.
‡ Ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
# Net investment income is based on average shares outstanding during the period.

	Year Ended March 31,
	2002 #	2001	2000	1999	1998 #
CLASS C
Net asset value, beginning of period	$ 16.53	$ 23.28	$ 20.87	$ 20.34	$ 15.94
Income from investment operations
Net investment income	0.16	0.18	0.19	0.29	0.30
Net realized and unrealized gains or losses on securities and foreign currency related transactions	- 0.49	- 3.73	3.00	0.66	4.84
Total from investment operations	- 0.33	- 3.55	3.19	0.95	5.14

Distributions to shareholders from
Net investment income	- 0.16	- 0.16	- 0.19	- 0.27	- 0.31
Net realized gains	0	- 3.04	- 0.59	- 0.15	- 0.43
Total distributions to shareholders	- 0.16	- 3.20	- 0.78	- 0.42	- 0.74

Net asset value, end of period	$ 16.04	$ 16.53	$ 23.28	$ 20.87	$ 20.34
Total return*	- 1.97%	- 17.15%	15.49%	4.76%	32.81%
Ratios and supplemental data
Net assets, end of period (millions)	$ 177	$ 251	$ 76	$ 68	$ 50
Ratios to average net assets:
Expenses‡	2.09%	2.02%	1.96%	2.01%	2.04%
Net investment income	0.99%	0.90%	0.88%	1.43%	1.63%
Portfolio turnover rate	197%	95%	83%	10%	9%

	Year Ended March 31,
	2002 #	2001	2000	1999	1998 #
CLASS I**
Net asset value, beginning of period	$ 16.64	$ 23.42	$ 20.99	$ 20.45	$ 16.02
Income from investment operations
Net investment income	0.29	0.36	0.43	0.49	0.49
Net realized and unrealized gains or losses on securities and foreign currency related transactions	- 0.46	- 3.74	3.00	0.68	4.86
Total from investment operations	- 0.17	- 3.38	3.43	1.17	5.35

Distributions to shareholders from
Net investment income	- 0.33	- 0.36	- 0.41	- 0.48	- 0.49
Net realized gains	0	- 3.04	- 0.59	- 0.15	- 0.43
Total distributions to shareholders	- 0.33	- 3.40	- 1.00	- 0.63	- 0.92

Net asset value, end of period	$ 16.14	$ 16.64	$ 23.42	$ 20.99	$ 20.45
Total return	- 1.01%	- 16.32%	16.68%	5.84%	34.12%
Ratios and supplemental data
Net assets, end of period (millions)	$ 456	$ 830	$ 1,176	$ 1,238	$ 1,117
Ratios to average net assets:
Expenses‡	1.09%	1.01%	0.96%	1.01%	1.03%
Net investment income	1.99%	1.81%	1.89%	2.43%	2.65%
Portfolio turnover rate	197%	95%	83%	10%	9%
# Net investment income is based on average shares outstanding during the period.
* Excluding applicable sales charges.
** Effective at the close of business on May 11, 2001, Class Y shares of the Fund were renamed as Institutional shares (Class I).
‡ Ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

  Select Balanced Fund

	Year Ended	Year Ended June 30,
	March 31, 2002 (a)	2001	2000	1999	1998 (b)
CLASS I
Net asset value, beginning of period	$ 11.05	$ 15.10	$ 13.56	$ 13.39	$ 12.58
Income from investment operations
Net investment income	0.19	0.38	0.44	0.46	0.16
Net realized and unrealized gains or losses on securities
and foreign currency related transactions	- 0.50	- 2.06	2.09	0.27	0.81
Total from investment operations	- 0.31	- 1.68	2.53	0.73	0.97

Distributions to shareholders from
Net investment income	- 0.19	- 0.38	- 0.46	- 0.42	- 0.16
Net realized gains	0	- 1.99	- 0.53	- 0.14	0
Total distributions to shareholders	- 0.19	- 2.37	- 0.99	- 0.56	- 0.16

Net asset value, end of period	$ 10.55	$ 11.05	$ 15.10	$ 13.56	$ 13.39
Total return	- 2.77%	- 13.15%	19.52%	5.70%	7.76%
Ratios and supplemental data
Net assets, end of period (thousands)	$ 646,598	$ 425,917	$ 601,453	$ 658,733	$ 723,850
Ratios to average net assets
Expenses‡	0.65%†	0.64%	0.65%	0.69%	0.70%†
Net investment income	2.42%†	2.85%	3.04%	3.47%	2.80%†
Portfolio turnover rate	174%	227%	163%	60%	37%

  Tax Strategic Foundation Fund

	Year Ended March 31,
	2002	2001	2000	1999	1998
CLASS A
Net asset value, beginning of period	$ 15.18	$ 17.18	$ 16.17	$ 16.36	$ 13.57
Income from investment operations
Net investment income	0.34	0.35	0.36	0.34	0.31
Net realized and unrealized gains or losses on
securities and foreign currency related transactions	- 0.25	- 2.00	1.00	- 0.16	2.96
Total from investment operations	0.09	- 1.65	1.36	0.18	3.27

Distributions to shareholders from
Net investment income	- 0.34	- 0.35	- 0.35	- 0.34	- 0.30
Net realized gains	0	0	0	- 0.03	- 0.18
Total distributions to shareholders	- 0.34	- 0.35	- 0.35	- 0.37	- 0.48

Net asset value, end of period	$ 14.93	$ 15.18	$ 17.18	$ 16.17	$ 16.36
Total return*	0.62%	- 9.69%	8.54%	1.19%	24.40%
Ratios and supplemental data
Net assets, end of period (millions)	$ 44	$ 57	$ 78	$ 82	$ 70
Ratios to average net assets
Expenses‡	1.31%	1.29%	1.30%	1.33%	1.42%
Net investment income	2.19%	2.10%	2.15%	2.18%	2.21%
Portfolio turnover rate	21%	31%	120%	64%	50%

	Year Ended March 31,
	2002	2001	2000	1999	1998
CLASS B
Net asset value, beginning of period	$ 15.16	$ 17.14	$ 16.14	$ 16.33	$ 13.56
Income from investment operations
Net investment income	0.22	0.23	0.23	0.22	0.21
Net realized and unrealized gains or losses on
securities and foreign currency related transactions	- 0.25	- 1.98	1.00	- 0.15	2.94
Total from investment operations	- 0.03	- 1.75	1.23	0.07	3.15

Distributions to shareholders from
Net investment income	- 0.23	- 0.23	- 0.23	- 0.23	- 0.20
Net realized gains	0	0	0	- 0.03	- 0.18
Total distributions to shareholders	- 0.23	- 0.23	- 0.23	- 0.26	- 0.38

Net asset value, end of period	$ 14.90	$ 15.16	$ 17.14	$ 16.14	$ 16.33
Total return*	- 0.21%	- 10.30%	7.69%	0.41%	23.44%
Ratios and supplemental data
Net assets, end of period (millions)	$ 125	$ 155	$ 209	$ 244	$ 185
Ratios to average net assets
Expenses‡	2.06%	2.04%	2.05%	2.08%	2.18%
Net investment income	1.44%	1.35%	1.39%	1.42%	1.46%
Portfolio turnover rate	21%	31%	120%	64%	50%
* Excluding applicable sales charges.
‡ Ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

	Year Ended March 31,
	2002	2001	2000	1999	1998
CLASS C
Net asset value, beginning of period	$ 15.14	$ 17.12	$ 16.11	$ 16.30	$ 13.53
Income from investment operations
Net investment income	0.22	0.23	0.23	0.22	0.21
Net realized and unrealized gains or losses on
securities and foreign currency related transactions	- 0.25	- 1.98	1.01	- 0.15	2.94
Total from investment operations	- 0.03	- 1.75	1.24	0.07	3.15

Distributions to shareholders from
Net investment income	- 0.23	- 0.23	- 0.23	- 0.23	- 0.20
Net realized gains	0	0	0	- 0.03	- 0.18
Total distributions to shareholders	- 0.23	- 0.23	- 0.23	- 0.26	- 0.38

Net asset value, end of period	$ 14.88	$ 15.14	$ 17.12	$ 16.11	$ 16.30
Total return*	- 0.21%	- 10.31%	7.77%	0.41%	23.49%
Ratios and supplemental data
Net assets, end of period (millions)	$ 21	$ 28	$ 37	$ 45	$ 28
Ratios to average net assets
Expenses‡	2.06%	2.04%	2.05%	2.08%	2.18%
Net investment income	1.44%	1.35%	1.39%	1.42%	1.46%
Portfolio turnover rate	21%	31%	120%	64%	50%

	Year Ended March 31,
	2002	2001	2000 #	1999	1998
CLASS I**
Net asset value, beginning of period	$ 15.22	$ 17.22	$ 16.20	$ 16.39	$ 13.61
Income from investment operations
Net investment income	0.52	0.46	0.40	0.37	0.37
Net realized and unrealized gains or losses on
securities and foreign currency related transactions	- 0.40	- 2.06	1.02	- 0.15	2.95
Total from investment operations	0.12	- 1.60	1.42	0.22	3.32

Distributions to shareholders from
Net investment income	- 0.38	- 0.40	- 0.40	- 0.38	- 0.36
Net realized gains	0	0	0	- 0.03	- 0.18
Total distributions to shareholders	- 0.38	- 0.40	- 0.40	- 0.41	- 0.54

Net asset value, end of period	$ 14.96	$ 15.22	$ 17.22	$ 16.20	$ 16.39
Total return	0.82%	- 9.44%	8.86%	1.38%	24.73%
Ratios and supplemental data
Net assets, end of period (millions)	$ 4	$ 5	$ 8	$ 24	$ 20
Ratios to average net assets
Expenses‡	1.06%	1.04%	1.04%	1.08%	1.15%
Net investment income	2.44%	2.35%	2.42%	2.42%	2.48%
Portfolio turnover rate	21%	31%	120%	64%	50%
# Net investment income is based on average shares outstanding during the period.
* Excluding applicable sales charges.
** Effective at the close of business on May 11, 2001, Class Y shares of the Fund were renamed as Institutional shares (Class I).
‡ Ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

  OTHER FUND PRACTICES

  Balanced Fund and Select Balanced Fund may invest in futures and options, which are forms of derivatives. Derivatives are financial contracts whose value is based on an underlying asset, such as a stock or a bond, or an underlying economic factor, such as an index or an interest rate. Small price movements in the underlying asset can result in immediate and substantial gains or losses in the value of derivatives. Such practices are used to hedge the Fund's portfolio, to maintain the Fund's exposure to its market, to manage cash or to attempt to increase income. Although this is intended to increase returns, these practices may actually reduce returns or increase volatility.

  Although not a principal investment strategy, Balanced Fund may invest up to 25% of its assets in foreign securities. Select Balanced may invest up to 10% of its assets in foreign securities, including securities issued by foreign branches of U.S. banks and foreign banks, Canadian commercial paper and Europaper (U.S. dollar-denominated commercial paper of foreign issuers), American Depositary Receipts, European Depositary Receipts and Global Depositary Receipts.

  If a Fund invests in non-U.S. securities it will be exposed to certain unique risks of foreign investing. For example, political turmoil and economic instability in the countries in which the Fund invests could adversely affect the dividend yield, total return earned on and the value of your investment. In addition, if the value of any foreign currency in which the Fund’s investments are denominated declines relative to the U.S. dollar, the dividend yield, total return earned on and the value of your investment in the Fund may decline as well. Certain foreign countries have less developed and less regulated securities markets and accounting systems than the U.S. This may make it harder to get accurate information about a security or company, and increase the likelihood that an investment will not perform as well as expected.

  Please consult the SAI for more information regarding these and other investment practices used by the Funds, including risks.

  Institutional Money Market Fund
  Institutional Municipal Money Market Fund
  Institutional Treasury Money Market Fund
  Institutional U.S. Government Money Market Fund
  Institutional 100% Treasury Money Market Fund
  Cash Management Money Market Fund
  Prime Cash Management Money Market Fund

  Money Market Funds
  California Municipal Money Market Fund
  Florida Municipal Money Market Fund
  Money Market Fund
  Municipal Money Market Fund
  New Jersey Municipal Money Market Fund
  New York Municipal Money Market Fund
  Pennsylvania Municipal Money Market Fund
  Treasury Money Market Fund
  U.S. Government Money Market Fund

  State Municipal Bond Funds
  Connecticut Municipal Bond Fund
  Florida High Income Municipal Bond Fund
  Florida Municipal Bond Fund
  Georgia Municipal Bond Fund
  Maryland Municipal Bond Fund
  New Jersey Municipal Bond Fund
  North Carolina Municipal Bond Fund
  Pennsylvania Municipal Bond Fund
  South Carolina Municipal Bond Fund
  Virginia Municipal Bond Fund

  National Municipal Bond Funds
  High Grade Municipal Bond Fund
  High Income Municipal Bond Fund
  Intermediate Term Municipal Bond Fund
  Municipal Bond Fund
  Short-Intermediate Municipal Bond Fund

  Short and Intermediate Term Bond Funds
  Adjustable Rate Fund
  Limited Duration Fund
  Short Intermediate Bond Fund

  Intermediate and Long Term Bond Funds
  Core Bond Fund
  Diversified Bond Fund
  Fixed Income Fund II
  High Yield Bond Fund
  Select High Yield Bond Fund
  Strategic Income Fund
  U.S. Government Fund

  Balanced Funds
  Balanced Fund
  Foundation Fund
  Select Balanced Fund
  Tax Strategic Foundation Fund

  Growth and Income Funds
  Blue Chip Fund
  Equity Income Fund
  Equity Index Fund
  Growth and Income Fund
  Small Cap Value Fund
  Strategic Value Fund
  Value Fund

  Domestic Growth Funds
  Aggressive Growth Fund
  Capital Growth Fund
  Core Equity Fund
  Evergreen Fund
  Growth Fund
  Large Company Growth Fund
  Masters Fund
  Omega Fund
  Premier 20 Fund
  Select Small Cap Growth Fund
  Select Strategic Growth Fund
  Emerging Growth Fund
  Special Equity Fund
  Special Values Fund
  Stock Selector Fund
  Tax Strategic Equity Fund

  Sector Funds
  Health Care Fund
  Technology Fund
  Utility and Telecommunications Fund

  Global and International Funds
  Emerging Markets Growth Fund
  Global Leaders Fund
  Global Opportunities Fund
  International Bond Fund
  International Growth Fund
  Precious Metals Fund

  Evergreen Express Line

  Call 1-800-346-3858

    check your account
    order a statement
    get a Fund’s current price, yield and total return
    buy, redeem or exchange Fund shares
  24 hours a day to

  Shareholder Services

  Call 1-800-343-2898

  Call 1-800-343-2898

  Monday-Friday, 8 a.m. to 6 p.m. Eastern time to

  Write us a letter
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  For express, registered or certified mail

  Visit us on-line

  Regular communications you will receive
  Account Statements — You will receive quarterly statements for each Fund you invest in. Please review and promptly notify Evergreen Funds of any inaccuracies.

  Confirmation Notices — A confirmation of your transaction, other than SIP and SWP, is sent within five days. Please review and promptly notify Evergreen Funds of any inaccuracies.

  Annual and Semi-annual reports — You will receive a detailed financial report on each Fund you invest in twice a year.

  Tax Forms — Each January you will receive any Fund tax information you need to complete your tax returns as well as the Evergreen Tax Information Guide.

  For More Information About the Evergreen Balanced Funds, Ask for:

  The Funds’ most recent Annual or Semi-annual Report, which contains a complete financial accounting for each Fund and a complete list of the Funds' portfolio holdings as of a specific date, as well as commentary from each Fund’s portfolio managers. This report discusses the market conditions and investment strategies that significantly affected the Funds' performance during the most recent fiscal year or period.

  The Statement of Additional Information (SAI), which contains more detailed information about the policies and procedures of the Funds. The SAI has been filed with the Securities and Exchange Commission (SEC) and its contents are legally considered to be part of this prospectus.

  For questions, other information, or to request a copy, without charge, of any of the documents, call 1.800.343.2898 or ask your investment professional. We will mail material within three business days. In addition, any of these documents, with the exception of the SAI, may be downloaded off our website at www.evergreeninvestments.com.

  Information about these Funds (including the SAI) is also available on the SEC’s Internet website at http://www.sec.gov. Copies of this material may be obtained, for a duplication fee, by writing the SEC Public Reference Section, Washington D.C. 20549-6009, or by electronic request at the following e-mail address: publicinfo@sec.gov. This material can also be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. For more information about the operation of the Public Reference Room, call the SEC at 1.202.942.8090.

  Evergreen mutual funds are distributed by Evergreen Distributor, Inc.,
  90 Park Avenue, 10th Floor, New York, NY 10016.
  New York, New York 10016

  SEC File No.: 811-08413
  560945 RV1 (7/02)
  Evergreen Investments
  200 Berkeley Street
  Boston, MA 02116-5034